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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                         STATE OR OTHER JURISDICTION OF
NAME OF SUBSIDIARY*                      INCORPORATION OR ORGANIZATION
------------------                       -----------------------------
G3 Nova Romania SRL                      Romania
G3 Nova Technology, Inc.                 California
Ixia Europe Limited                      United Kingdom
Ixia KK                                  Japan


* The subsidiaries of the Registrant do not do business under any name other than as listed above.